EXHIBIT 5.1


					October 2, 1996


Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, MO 64141

     RE:    Common Stock, $.01 Par Value

Gentlemen:

	  As counsel for Interstate Bakeries Corporation, a Delaware corporation (the "Company"), we have participated in the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration of 2,833,500 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

	  In connection therewith, we have examined: (i) the Restated
Articles of Incorporation of the Company, as amended; (ii) the Restated Bylaws of the Company, as amended; (iii) the Registration Statement; (iv) the Plan;
(v) the minutes of the meeting of the Board of Directors of the Company at which the Directors adopted the Plan; and (vi) the minutes of the 1996 Annual Meeting of Stockholders of the Company at which the stockholders approved the Plan.

	  In addition to the examinations outlined above, we have conferred with various officers of the Company and have examined such other documents and records of the Company as we deemed necessary as a basis for the opinions hereafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified copies or photocopies.

	  Based on the foregoing, we are of the opinion that the Common Stock, when issued and paid for in accordance with and pursuant to the terms set forth in the Plan and the award agreements issued thereunder, will be legally issued, fully paid and nonassessable.

	  We express no opinion as to the laws of any jurisdiction other than The General and Business Corporation Law of Delaware. The opinion set forth in this letter is effective as of the date hereof. No expansion of our opinion may be made by implication or otherwise. We express no opinion other than as herein expressly set forth. We do not undertake to advise you with respect to any matter within the scope of this letter which comes to our attention after the date of this letter and disclaim any responsibility to advise you of future changes of law or fact which may affect the above opinion. Other than the addressee hereof, no one is entitled to rely on this opinion; provided, however, that we hereby consent to all references to the undersigned in the Registration Statement, and in all amendments thereto, and to the filing of this opinion by the Company as an exhibit to said Registration Statement.


				    Very truly yours,

				    /s/ Shook, Hardy & Bacon L.L.P.

				    SHOOK, HARDY & BACON L.L.P.